Exhibit 99.1

Contact:	Sitrick and Company
Sandra Sternberg
Maya Pogoda
Thomas S. Mulligan
310-788-2850

WCI to Restructure Debt under Chapter 11; David L. Fry Named

Interim President and CEO

Company to Continue to Sell, Build and Deliver Homes

Bonita Springs, Florida – August 4, 2008 — WCI Communities, Inc. (NYSE:WCI), a leading developer, builder and seller of luxury homes and tower units, announced today that it and approximately 130 of its wholly-owned subsidiaries had filed voluntary petitions to restructure their debt and capital. Excluded from the filing is the company’s Watermark real estate brokerage, which does business as Prudential Florida WCI Realty, as well as its WCI Mortgage business and certain other joint ventures in which WCI is a partner.

Prudential Florida WCI Realty will continue to provide a full menu of real estate services, including new home and resale brokerage services, as well as foreclosure and rental management services. The company said realtors, brokers and customers will see no interruption in these services. All commissions and other obligations will be honored and paid. WCI Mortgage, an affiliate of Well Fargo Home Mortgage, will continue to offer competitive mortgage packages and will honor all of its existing obligations.

Carl C. Icahn, chairman of WCI’s Board of Directors said, “The company, with all diligence, has attempted to avoid a bankruptcy filing. However, the filing became necessary because of the recent failed effort to obtain financing and the recognition that the company’s entire $1.8 billion of debt may soon be in default. This was confirmed when certain holders of the company’s $125 million convertible notes informed the company that they rejected its exchange offer and instead insisted on being paid in cash in full on August 5, 2008.”

WCI also announced that it and Jerry Starkey, who served as WCI’s chief executive officer since 2005, mutually determined that, with the company going in a new direction and operating in bankruptcy, it is time for new leadership at the CEO level. Accordingly, Mr. Starkey will leave the company effective immediately. The company said that it and its Board thanked Mr. Starkey for the work that he has done to make WCI a recognized industry leader. He will continue to be available for consultation and cooperation with the company as necessary. The company and Mr. Starkey have agreed upon a mutually satisfactory severance package.

David L. Fry, 48, has been appointed by the Board to act as interim president and chief executive officer, pending the selection of a permanent CEO. The Board intends to commence its search for a new chief executive officer and president immediately. Mr. Fry joined WCI in 1995 and was appointed as chief operating officer in November 2007. In addition to his new responsibilities, Mr. Fry will continue to be responsible for WCI’s operations nationwide.

Company Operations to Continue; Post-Petition Funds Available

In advance of the filing, the company reached a definitive agreement with its principal secured lenders regarding the terms on which the company will have access to over $50 million of cash on hand to continue operating its business on an interim basis. A motion for approval of that arrangement has been filed with the Bankruptcy Court. In addition, WCI has received a proposal from certain of its senior lenders to provide an additional $100 million of excess liquidity through a debtor in possession (DIP) loan facility. WCI and its lenders are in advanced stages of negotiations regarding the terms of the proposal, which if accepted by WCI, would be subject to definitive documentation and Court approval.

“While WCI remains cash-flow positive and our asset base is strong, our ongoing operations have been adversely impacted by the continuing downturn in the real estate sector and the overall economy,” said David L. Fry, the company’s interim president and chief executive officer. “Like other large homebuilders across the country, WCI continues to experience declines both in pricing and the sale of new homes and condominiums, as well as dramatic increases in cancellation rates.

“As a result, we need to restructure our debt and bring our capital structure in line with today’s marketplace realities. We believe Chapter 11 provides the most efficient and timely process for accomplishing this,” he said.

“Day-to-day operations will continue as usual, while we work with our stakeholders to restructure the balance sheet,” Mr. Fry said. “We will continue to sell, build and deliver homes without interruption. Construction and sales activities will continue; employees will come to work and be paid.”

Recreational Amenities and Services to Continue

“As always,” Mr. Fry said, “Customer satisfaction remains our number one priority and WCI’s high standards of excellence and its commitment to providing customers with extraordinary lifestyle experiences will continue.”

Mr. Fry said that recreational amenities and services at each of the company’s clubs and community associations will also continue, adding that the company has requested Court permission to continue to pay the full amount of its dues and deficit obligations to its various community associations and clubs.

The company is also seeking Court approval to establish procedures to pay valid lien claims as they come due and to sell homes free and clear of all liens to ensure that ongoing home sales activities continue uninterrupted. Additionally, the company has asked the Court to confirm that all funds deposited by buyers in First Fidelity, the company’s title insurance company, can be distributed at closing.

WCI has taken steps to ensure that all of its customer programs continue without interruption, including its comprehensive warranties. It is currently in final negotiations with one of its present insurers, AIG, to provide a supplemental warranty at no cost to those WCI Communities homebuyers with contracts of sale currently in force, as well as those customers who enter into new contracts with the company. Once coverage is in place, in the unlikely event that the company cannot perform under its obligations to eligible homebuyers, AIG will perform the company’s warranty obligations as provided by the terms of the supplemental warranty.

Note Offering Terminated

Along with its Chapter 11 filing, WCI Communities is terminating its offer to exchange $125 million of 4.0% contingent convertible senior subordinated notes due 2023. In accordance with the terms of the offering, WCI Communities will instruct the exchange agent to return the notes, which were tendered for their exchange, to their respective tendering bondholders.

WCI Communities has established a toll-free information line for vendors, customers and other interested parties. The number is 800-924-1890. Information is also available at www.wcicommunities.com

The Chapter 11 petitions were filed in the U.S. Bankruptcy Court for the District of Delaware in Wilmington.

About WCI Communities, Inc.

WCI is a fully integrated homebuilding and real estate services company with more than 50 years experience in the design, construction and operation of leisure-oriented, amenity rich master-planned communities. It has operations in Florida, New York, New Jersey, Connecticut, Massachusetts, Virginia and Maryland. The company directly employs approximately 1,800 people, as well as approximately 1,800 sales representatives as independent contract employees.

Forward Looking Statement Disclaimer

Certain information included herein and in other company reports, Securities and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company’s ability to operate its business while in Chapter 11 proceedings, anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, and ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI’s ability to compete as a going concern in real estate markets where we conduct business; WCI’s ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by it from time to time; the ability of WCI to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for WCI to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; WCI’s ability to obtain and maintain normal terms with vendors and service providers; WCI’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on WCI’s liquidity or results of operations; the ability of the WCI to fund and execute its business plan; the ability of WCI to attract, motivate and/or retain key executives and associates; WCI’s ability to maintain or increase historical revenues and profit margins; WCI’s ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to WCI and our ability to effect growth strategies successfully; availability of labor and materials and material increases in insurance, labor and material costs; increases in interest rates and availability of mortgage financing; the ability of prospective residential buyers to obtain mortgage financing due to tightening credit markets, appraisal problems or other factors; increases in construction and homeowner insurance and availability of insurance, the continuing negative buyer sentiment and erosion of consumer confidence; the negative impact of claims for contract rescission or increasing cancellation rates by contract purchasers; adverse legislation or regulations; adverse legal proceedings; the ability to retain employees; changes in generally accepted accounting principles; natural disasters; adverse weather conditions; and changes in general economic, real estate and business conditions and other factors over which the company has little or no control. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company’s actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.